Exhibit 10.1

CONSULTING SERVICES AGREEMENT

This CONSULTING SERVICES AGREEMENT (the “Agreement”) is made as of the 31st day of December, 2014, by and between Matthew Thompson, an individual (“Consultant”), and American CareSource Holdings, Inc., a Delaware Corporation (“Client”).

WHEREAS, in connection with the Agreement, Client has requested that Consultant perform certain services as further described herein and Consultant has agreed to perform such services for the fee amounts described herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            Services. It is understood and agreed that Consultant will provide services (the “Services”) under one or more statements of work, each of which shall be deemed to be incorporated herein and which shall be in the form of the statement of work attached hereto as Exhibit A or such other form as the parties shall mutually agree (each a “Statement of Work” and collectively, the “Statements of Work”). All such Statements of Work shall set forth the fees to be paid to Consultant, which shall be $200.00 per hour.

2.            Payment of Invoices. Consultant’s invoices are due upon presentation. Invoices upon which payment is not received within ninety (90) days of the invoice date shall accrue a late charge of the lesser of (i) 1 1/2% per month or (ii) the highest rate allowable by law, in each case compounded monthly to the extent allowable by law. Without limiting its rights or remedies, Consultant shall have the right to halt or terminate the Services entirely if payment is not received within ninety (90) days of the invoice date. The Client shall be responsible for all taxes imposed on the Services or on the transaction, other than income taxes imposed on a net basis or by withholding, and other than taxes imposed on Consultant’s property.

3.            Term.

A.           Unless terminated sooner in accordance with Section 3(B) below, this Agreement may be terminated upon twenty (20) days written notice by one party to the other party.

B.            Either party may terminate this Agreement immediately upon notice to the other party if: (i) the other party materially breaches any obligation under this Agreement or a Statement of Work, and if such breach is capable of being cured, the breaching party fails to cure such breach within ten (10) days after written notice setting forth in reasonable detail the nature of the breach; or (ii) the other party ceases to conduct business in the normal course, becomes insolvent, voluntarily enters into bankruptcy proceedings or becomes subject to bankruptcy proceedings or any other judicial proceedings that relate to insolvency or protection of creditor’s rights which remain undismissed for 60 days.

C.           Unless otherwise specified therein, a Statement of Work shall terminate upon the sooner of the completion of the Services to be performed thereunder or the mutual agreement of the parties. Notwithstanding anything to the contrary in the previous sentence, any termination of this Agreement pursuant to Section 3(B) above shall cause all Statements of Work hereunder to terminate simultaneously, subject in all cases to Section 3(D) below.

Exhibit 10.1

D.           Upon termination of this Agreement, the Client will compensate Consultant for the Services performed and expenses that are pre-approved in writing by Client and incurred by Consultant through the effective date of termination under the terms of any outstanding Statements of Work.

E.           Regarding Consultant’s existing options and other equity incentives granted to Consultant by the Client (the “Equity Incentives”), notwithstanding anything to the contrary in this Agreement or any agreement regarding the Equity Incentives, the Client agrees that: (a) Consultant’s services to the Client under this Agreement shall be considered an uninterrupted continuation of service for purposes of the Equity Incentives, such that the termination of Consultant’s relationship with the Client as an employee did not and shall not cause the Equity Incentives to terminate or expire, provided that termination or expiration of Consultant’s relationship with the Client as a consultant and termination of this Agreement shall be treated as a termination of services for purposes of the Equity Incentives; (b) upon termination or expiration of this Agreement for any reason, the Equity Incentives, if any, which are unvested at the date of such termination or expiration shall immediately vest and be exercisable; and (c) pursuant to Section 4 of that certain Employment Agreement, dated April 29, 2011, by and between the Client and Consultant (the “Employment Agreement”), which shall continue to be applicable, in the event of a Change of Control of the Client (as defined in Section 4 of the Employment Agreement), the Equity Incentives, if any, which are unvested at the date of the Change of Control shall immediately vest and be exercisable. Notwithstanding anything in the foregoing to the contrary, in the event any of the terms set forth in this Section 3 E. violate or are otherwise impermissible under the terms of the applicable incentive plan pursuant to which the underlying Equity Incentives were issued, the terms of the applicable incentive plan shall govern, and the terms of this Section 3 E. shall be automatically amended to the least extent necessary to comply with such plan while, to the maximum extent possible, effectuating the parties intent described in this Section E.

4.          Confidentiality. To the extent that, in connection with this engagement, Consultant comes into possession of any trade secrets or other confidential or proprietary information of the Client, Consultant will not disclose such information to any third party without the Client’s consent. The Client hereby consents to Consultant disclosing such information (a) as may be required by law, regulation, judicial or administrative process, or in connection with litigation pertaining hereto; or (b) to the extent such information (i) shall have otherwise become publicly available (including, without limitation, any information filed with any governmental agency and available to the public) other than as the result of a disclosure by Consultant in breach hereof, (ii) is disclosed by the Client to a third party without substantially the same restrictions as set forth herein, (iii) becomes available to Consultant on a non-confidential basis from a source other than the Client which Consultant believes is not prohibited from disclosing such information to Consultant by obligation to the Client, (iv) is known by Consultant prior to its receipt from the Client without any obligation of confidentiality with respect thereto, or (v) is developed by Consultant independently of any disclosures made by the Client to Consultant of such information. In satisfying its obligation under this paragraph, Consultant shall maintain the Client’s trade secrets and proprietary or confidential information in confidence using at least the same degree of care as it employs in maintaining in confidence its own trade secrets and proprietary or confidential information, but in no event less than a reasonable degree of care. Consultant understands and acknowledges that Client is a public reporting company and that in connection with the Services, Consultant may learn and/or have access to material non-public information. Consultant understands the rules, regulations and the policies of the Client related to material non-public information and the dissemination thereof or the trading of equity thereon. Consultant agrees to follow all such rules, regulations and policies.

Exhibit 10.1

5.          Limitation on Warranties. This is a services engagement. Consultant warrants that it shall perform the services in good faith and in a commercially reasonable manner. Consultant disclaims all other warranties, either express or implied, including, without limitation, warranties of merchantability and fitness for a particular purpose. The Client’s exclusive remedy for any breach of this warranty shall be for Consultant, upon receipt of written notice, to use diligent efforts to cure such breach, or, failing any cure in a reasonable period of time, the return of professional fees paid to Consultant under the applicable Statement of Work with respect to the Services giving rise to such breach.

6.          Limitation on Damages. The Client agrees that Consultant, shall not be liable to Client for any claims (including without limitation, claims for contribution or indemnity), expenses, demands, damages or liabilities of any kind (whether direct or indirect, in contract, tort or otherwise), relating to or arising out of this Agreement, any Statement of Work (including, without limitation, Consultant’s role or services in connection therewith) or any transaction or matter which is related to the subject matter of this Agreement or any Statement of Work (“Claims”) for an aggregate amount in excess of the fees paid by the Client to Consultant pursuant to the Statement of Work giving rise to the Claim, except to the extent finally judicially determined to have resulted primarily from the bad faith of or fraud by Consultant. In no event shall Consultant, be liable for any loss of use, data, goodwill, revenues or profits (whether or not deemed to constitute direct Claims), or any consequential, special, indirect, incidental, punitive or exemplary loss, damage, or expense relating to any Claim. In circumstances where all or any portion of the provisions of this section are finally judicially determined to be unavailable, the aggregate liability of Consultant, its subcontractors and their respective personnel for any Claim shall not exceed an amount which is proportional to the relative fault that their conduct bears to all other conduct giving rise to such Claim.

7.          Indemnification. The Client agrees (i) to indemnify and hold harmless Consultant (Consultant being referred to as an “Indemnified Person”), from and against any losses, claims, demands, damages or liabilities of any kind, whether direct or indirect, in contract, tort or otherwise (collectively, “Liabilities”) relating to or arising out of this Agreement, any Statement of Work (including, without limitation, Consultant’s role or services in connection therewith) or any transaction or matter which is related to the subject matter of this Agreement or any Statement of Work, and (ii) to reimburse each Indemnified Person for all reasonable expenses (including reasonable fees and disbursements of counsel and the cost of Consultant professional time) incurred by such Indemnified Person in connection with investigating, preparing or defending any investigative, administrative, judicial or regulatory action or proceeding in any jurisdiction related to or arising out of such activities, services, or role, whether or not in connection with pending or threatened litigation to which any Indemnified Person is a party, in each case as such expenses are incurred or paid (collectively “Expenses”). The Client will not, however, be responsible for any such Liabilities or Expenses to the extent that they are finally judicially determined to have resulted primarily from Consultant’s fraud, bad faith or gross negligence or a breach by Consultant of Section 5 hereof.

Exhibit 10.1

8.          Client Responsibilities. The Client shall cooperate with Consultant in the performance by Consultant of the Services, including, without limitation, providing Consultant with reasonable facilities and timely access to data, information and personnel of the Client. The Client shall be responsible for the performance of its personnel and agents and for the accuracy and completeness of all data and information provided to Consultant for purposes of the performance by Consultant of the Services. The Client acknowledges and agrees that Consultant’s performance is dependent upon the timely and effective satisfaction of the Client’s responsibilities hereunder and timely decisions and approvals of the Client in connection with the Services. Consultant shall be entitled to rely on all decisions and approvals of the Client. Consultant shall be entitled to assume, without independent verification, the accuracy of all representations, assumptions, data and information provided to Consultant by the Client and its representatives. The Client shall be solely responsible for, among other things: (a) making all management decisions and performing all management functions; (b) designating a competent management member to oversee the Services; (c) evaluating the adequacy and results of the Services; (d) accepting responsibility for the results of the Services; and (e) establishing and maintaining internal controls, including, without limitation, monitoring ongoing activities. Consultant has no obligation to conduct any appraisal of any assets or liabilities.

9.          Third Parties and Internal Use. All Services shall be solely for the Client’s informational purposes and internal use, and this engagement does not create privity between Consultant and any person or party other than the Client, including any shareholder or creditor of the Client (a “Third Party”). This engagement is not intended for the express or implied benefit of any Third Party. Unless otherwise agreed to in writing by Consultant, no Third Party is entitled to rely, in any manner or for any purpose, on the advice, opinions, reports, or other Services of Consultant. In the event of any unauthorized reliance, the Client agrees that any Liabilities (as defined in Section 7) and Expenses (as defined in Section 7) arising with respect thereto will be subject to the indemnity and reimbursement provisions in Section 7.

10.         Force Majeure. Except for the payment of money, neither party shall be liable for any delays or nonperformance resulting from circumstances or causes beyond its reasonable control, including, without limitation, acts or omissions or the failure to cooperate by the other party (including, without limitation, entities or individuals under its control, or any of their respective officers, directors, employees, other personnel and agents), acts or omissions or the failure to cooperate by any third party, fire or other casualty, act of God, strike or labor dispute, travel restrictions, terrorism, war or other violence, or any law, order, or requirement of any governmental agency or authority.

11.         Independent Contractor. It is understood and agreed that each party hereto is an independent contractor and that neither party is, nor shall be considered to be, the other’s agent, distributor, partner, fiduciary, joint venturer, co-owner, or representative. Neither party shall act or represent itself, directly or by implication, in any such capacity or in any manner assume or create any obligation on behalf of, or in the name of, the other.

Exhibit 10.1

12.         Survival and Interpretation. The agreements and undertakings of the Client contained in any Statements of Work, together with all paragraphs herein relating to payment of invoices, ownership of Consultant property, limitation on damages, waiver of jury trial, information and data, confidentiality, survival and interpretation, assignment, governing law, indemnification, limitations on actions and limitations on warranties shall survive the expiration or termination of this Agreement.

13.         Assignment and Subcontracting. Neither party may assign, transfer or delegate any of its rights or obligations hereunder (including, without limitation, interests or Claims) without the prior written consent of the other party.

14.         Waiver of Jury Trial. Consultant and the Client hereby irrevocably waive, to the fullest extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim relating to this engagement.

15.         Governing Law and Severability. These terms, the Statements of Work, including exhibits and all matters relating to this Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia (without giving effect to the choice of law principles thereof). Any action based on or arising out of this engagement or the Services provided or to be provided hereunder shall be brought and maintained exclusively in any court of the State of Georgia or any federal court of the United States, in each case located in Fulton County, the State of Georgia. Each of the parties hereby expressly and irrevocably submits to the jurisdiction of such courts for the purposes of any such action and expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such action brought in any such court and any claim that any such action has been brought in an inconvenient forum. If any provision of these terms or any Statements of Work are found by a court of competent jurisdiction to be unenforceable, such provision shall not affect the other provisions, but such unenforceable provision shall be deemed modified to the extent necessary to render it enforceable, preserving to the fullest extent permissible the intent of the parties set forth herein.

16.         Notices. All notices, demands and communications of any kind which any party hereto may be required or desire to serve upon another party under the terms of this Agreement or any Statement of Work shall be in writing and shall be given by: (a) personal service upon such other party; (b) mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested; (c) sending a copy thereof by Federal Express or equivalent courier service; or (d) sending a copy thereof by facsimile, in each case to the parties at the respective addresses and facsimile numbers set forth on the signature pages hereto. In case of service by Federal Express or equivalent courier service or by facsimile or by personal service, such service shall be deemed complete upon delivery or transmission, as applicable. In the case of service by mail, such service shall be deemed complete on the fifth business day after mailing. The addresses and facsimile numbers to which, and persons to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice served as hereinabove provided by any party upon any other party. For purposes of clarity, the parties acknowledge and agree that e-mail communication shall NOT be proper notice pursuant hereto.

Exhibit 10.1

17.         Amendment. This Agreement may be modified or amended only by an instrument in writing, duly executed by Consultant, on the one hand, and the Client, on the other hand.

18.         Remedies Cumulative. Except as otherwise expressly provided herein, the remedies provided for or permitted by this Agreement shall be cumulative and the exercise by any party of any remedy provided for herein shall not preclude the assertion or exercise by such party of any other right or remedy provided for herein.

19.         Counterparts; Facsimile; .pdf. For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Facsimile transmission or documents in portable document format or .pdf. of any signed original counterpart and/or retransmission of any signed facsimile transmission or .pdf shall be deemed the same as the delivery of an original.

20.         Entire Agreement. This Agreement (including the Statements of Work), contain the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements between the parties (whether written or oral) with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and entered into by their respective duly authorized representatives as of the date first set forth above.

Consultant			AMERICAN CARESOURCE HOLDINGS, INC.

Sign:	/s/ Matthew Thompson		By:	/s/ Richard W. Turner
	Print:	Matthew Thompson		Name:	Richard W. Turner
				Title:	CEO

Address:	Address:
Matthew Thompson	American CareSource Holdings, Inc.
6467 Woodcrest Ln. Dallas, Texas 75214	1170 Peachtree Street, Ste 2350 Atlanta, Georgia 30309
Attn: Richard W. Turner
Fax No.:	Fax No.:

EXHIBIT A

FORM OF STATEMENT OF WORK

STATEMENT OF WORK TO

CONSULTING SERVICES AGREEMENT

This Statement of Work (a “Statement of Work”) is entered into pursuant to the Consulting Services Agreement (the “Agreement”) dated as of December 31, 2014, between Consultant and the Client (as defined below), and is subject to the terms of such Agreement.

Consultant:	Matthew D. Thompson
and
Client:	American CareSource Holdings, Inc.

1.	Description of the Services and Work:

(A)	Assist with year-end closing of Client’s financial books.

(B)	Assist with the preparation of Client’s 2014 10-K.

(C)	Provide timely responses to calls and emails regarding Client’s ongoing financial matters.

2.	Location of Performance.

Dallas, Texas.

3.           Fee: Professional fees for this time period will be $200.00 per hour. Reimbursable out-of-pocket expenses pre-approved by Client in writing for such items as travel, meals, research subscriptions, information and data fees, and telecommunications will be invoiced at the same time. Rates for additional days and projects the Company will be subject to mutual agreement.

4.           Term: The term shall commence on December 31, 2014 and shall expire on the date Client files its 2014 Form 10-K.

5.           Special Requirements. None

Any conflict between the terms and conditions in the Agreement or this Statement of Work shall be resolved in favor of the Agreement. For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Facsimile transmission of any signed original counterpart and/or retransmission of any signed facsimile transmission shall be deemed the same as the delivery of an original

IN WITNESS WHEREOF, the parties have caused this Statement of Work to be executed and entered into by their respective duly authorized representatives as of the date first set forth above.

Consultant			AMERICAN CARESOURCE HOLDINGS, INC.

Sign:	/s/ Matthew Thompson		By:	/s/ Richard W. Turner
	Print:	Matthew Thompson		Name:	Richard W. Turner
				Title:	CEO

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